PHOTRONICS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	November 2,	October 28,	November 2,	October 28,
	2008	2007	2008	2007
Net sales	$103,306	$101,571	$422,548	$421,479
Costs and expenses:
Cost of sales	(85,354)	(81,614)	(349,841)	(321,958)
Selling, general and administrative	(11,547)	(14,585)	(55,167)	(61,507)
Research and development	(4,327)	(4,015)	(17,475)	(17,300)
Impairment of goodwill, long-lived assets and other	(510)	-	(205,918)	-
Gain on sale of facility	-	-	-	2,254
Operating income (loss)	1,568	1,357	(205,853)	22,968
Other income (expense), net	24	(96)	(6,316)	916
Income (loss) before income taxes and minority interest	1,592	1,261	(212,169)	23,884
Income tax (provision) benefit	(1,438)	(784)	2,778	3,178
Income (loss) before minority interest	154	477	(209,391)	27,062
Minority interest	81	(115)	(1,374)	(2,539)
Net income (loss)	$235	$362	$(210,765)	$24,523

Earnings (loss) per share:
Basic	$0.01	$0.01	$(5.06)	$0.59
Diluted	$0.01	$0.01	$(5.06)	$0.56
Weighted average number of common shares
outstanding:
Basic	41,703	41,611	41,658	41,539
Diluted	41,996	41,624	41,658	51,282